UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 27, 2006

FIRST CHARTER CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina (State of Incorporation)	0-15829 (Commission File Number)	56-1355866 (IRS Employer Identification No.)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
(Address of principal executive offices)

(704) 688-4300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into Material Definitive Agreement.

On September 27, 2006, Richard A. Manley ("Mr. Manley"), the Executive Vice President and Chief Banking Officer of First Charter Corporation (the "Registrant"), announced that he will transition from his employment with the Registrant.  His final date of employment with the Registrant will be October 6, 2006.

In connection with his transition, the Registrant and Mr. Manley have entered into a Transition Agreement and Release (the "Transition Agreement") dated as of September 27, 2006.  Pursuant to the Transition Agreement, the parties have agreed, subject to the satisfaction of certain conditions, that, among other things, (1) Mr. Manley commenced his transition from his role as Executive Vice President and Chief Banking Officer of the Registrant and the Bank on September 27, 2006 (the "Transition Date"), (2) Mr. Manley will continue to be employed by, and will continue to receive his current regular compensation, benefits and any earned incentive compensation from, the Registrant after the Transition Date until October 6, 2006 (the "Separation Date"), (3) Mr. Manley will receive severance pay in the amount of $205,000, in equal installments for a period of twelve months (the "Payment Period"), less appropriate deductions, including state and federal taxes, (4) the Registrant will pay Mr. Manley's monthly COBRA premium at the same level of Mr. Manley's historical shared coverage expense during the 12 month period following the Separation Date or such earlier time as Mr. Manley becomes eligible under another group plan, (5) Mr. Manley will be entitled to the reimbursement of certain club dues, fees and assessments through December 31, 2006, (6) the Registrant will pay Mr. Manley a pro rated bonus as a participant in the First Charter Annual Incentive Plan for fiscal year 2006 through September 30, 2006 (such bonus shall be based upon achievement of the established corporate and individual goals and objectives and subject to funding criteria being met, as determined by the Board), and (7) Mr. Manley will be entitled to outplacement services.

In exchange for the severance and other benefits contained in the Transition Agreement, Mr. Manley has agreed to, among other things, (1) continue to honor all return of records, and applicable confidentiality and conflict of interest obligations previously agreed to or in accordance with applicable federal and state laws, (2) fully release the Registrant, and its subsidiaries and affiliate companies from all claims, subject to limited exceptions, and (3) for a period of one year after the Separation Date, refrain from engaging in certain specified competitive activities.

A copy of the Transition Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  As required by law, Mr. Manley has the right to revoke the Transition Agreement for a period of seven days following September 27, 2006.  Consequently, the Transition Agreement will not become effective and enforceable against the parties, and the severance payments and benefits contemplated by the Transition Agreement will not become payable, until October 4, 2006.

Item 1.02  Termination of a Material Definitive Agreement.

            Pursuant to the terms of the Transition Agreement as described in Item 1.01, the parties to the Transition Agreement have agreed that, the Change of Control Agreement between the Registrant and Mr. Manley, dated as of December 19, 2001 (the "Change of Control Agreement") will terminate, effective October 6, 2006.  The Change in Control Agreement was previously filed by the Registrant as Exhibit 10.6 to its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005.  A description of the Change in Control Agreement is included in the Registrant's Definitive Proxy Statement on Schedule 14A dated March 22, 2006 under the heading "Change in Control and Employment Agreements" and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)        Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Transition Agreement, dated September 27, 2006, by and between the Registrant and Richard A. Manley.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHARTER CORPORATION

By:       _/s/ Stephen J. Antal__________
                                                                                      Stephen J. Antal
                                                                                      Executive Vice President, General Counsel
                                                                                      and Secretary

Dated:  October 3, 2006

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Transition Agreement, dated September 27, 2006, by and between the Registrant and Richard A. Manley.